ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         THE DREYFUS/LAUREL FUNDS, INC.

         Pursuant to Sections 2-605(a)(4) and 2-607 of the Maryland General Corporation Law, The Dreyfus/Laurel Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in Maryland in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation:

         FIRST: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation of the Corporation, the Board has heretofore duly designated, in accordance with Section 2-105(c) of the Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at twenty-five billion (25,000,000,000) shares of capital stock, par value $.001 per share, amounting in the aggregate to a par value of twenty-five million dollars ($25,000,000). Such shares of capital stock have heretofore been classified by the Board among the series of the Corporation as follows:

Dreyfus Money Market Reserves, Class R
  (2 billion shares)
Dreyfus Money Market Reserves, Investor Class
  (2 billion shares)
Dreyfus U.S. Treasury Reserves, Class R
  (1 billion shares)
Dreyfus U.S. Treasury Reserves, Investor Class
  (1 billion shares)
Dreyfus Municipal Reserves, Class R
  (1 billion shares)
Dreyfus Municipal Reserves, Investor Class
  (1 billion shares)
Dreyfus Institutional Government Money Market Fund
  (2 billion shares)
Dreyfus Institutional Prime Money Market Fund
  (2 billion shares)
Dreyfus Institutional U.S. Treasury Money Market Fund
  (2 billion shares)
Premier Balanced Fund, Class R
  (50 million shares)
Premier Balanced Fund, Class A
  (50 million shares)
Premier Balanced Fund, Class B
  (50 million shares)
Premier Balanced Fund, Class C
  (50 million shares)
Dreyfus Bond Market Index Fund, Retail Class
  (100 million shares)
Dreyfus Bond Market Index Fund, Institutional Class
  (50 million shares)
Dreyfus Disciplined Intermediate Bond Fund, Retail Class
  (100 million shares)

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Dreyfus Disciplined Intermediate Bond Fund, Institutional Class
  (100 million shares)
Premier Limited Term Income Fund, Class R
  (100 million shares)
Premier Limited Term Income Fund, Class A
  (50 million shares)
Premier Limited Term Income Fund, Class B
  (50 million shares)
Premier Limited Term Income Fund, Class C
  (50 million shares)
Dreyfus Disciplined Equity Income Fund, Retail Class
  (30 million shares)
Dreyfus Disciplined Equity Income Fund, Institutional Class
  (20 million shares)
Dreyfus Disciplined Midcap Stock Fund, Retail Class
  (66 million shares)
Dreyfus Disciplined Midcap Stock Fund, Institutional Class
  (22 million shares)
Premier Small Company Stock Fund, Class R
  (41 million shares)
Premier Small Company Stock Fund, Class A
  (27 million shares)
Premier Small Company Stock Fund, Class B
  (50 million shares)
Premier Small Company Stock Fund, Class C
  (50 million shares)
Dreyfus Disciplined Stock Fund, Retail Class
  (165 million shares)
Dreyfus Disciplined Stock Fund, Institutional Class
  (80 million shares)
Dreyfus Institutional S&P 500 Stock Index Fund
  (70 million shares)
Dreyfus European Fund, Class R
  (12 million shares)
Dreyfus European Fund, Investor Class
  (8 million shares)
Dreyfus International Equity Allocation Fund, Retail Class
  (36 million shares)
Dreyfus International Equity Allocation Fund, Institutional Class
  (24 million shares)

         SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation of the Corporation, the Board has, in accordance with Sections 2-605(a)(4) and 2-607 of the Maryland General Corporation Law, determined to change the name of each of the following Series of the Corporation as follows effective March 1, 1997: "Premier Balanced Fund" to "Dreyfus Premier Balanced Fund", "Premier Limited Term Income Fund" to "Dreyfus Premier Limited Term Income Fund" and "Premier Small Company Stock Fund" to "Dreyfus Premier Small Company Stock Fund".

         THIRD: Whereas there are no shares of the Investor Class or Class R shares of Dreyfus European Fund issued or outstanding, the Board has redesignated, pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation, all Investor Class and Class R shares of such Series as authorized capital stock of the Corporation, without designation


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

of Class or Series, totalling twenty million (20,000,000) shares, available for future designation and classification by the Board.

         FOURTH: The aggregate number of shares of all classes and series of the Corporation remains twenty-five billion (25,000,000,000), the par value per share remains $.001, and the aggregate par value of all authorized stock remains twenty-five million dollars ($25,000,000). Except as provided in the foregoing Articles SECOND and THIRD of these Articles of Amendment, the designation and aggregate number of shares of capital stock of each series and class that the Corporation is authorized to issue remain unchanged from those set forth in Article FIRST. All authorized shares not designated or classified above remain available for future designation and classification by the Board.

         FIFTH: The amendments contained herein were approved by a majority of the Board and are limited to changes permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by stockholders of the corporation.

         SIXTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated: February 27, 1997       THE DREYFUS/LAUREL FUNDS, INC.


                               By:    /s/ Elizabeth Keeley
                               Name:  Elizabeth Keeley
                               Title: Vice President and Assistant Secretary

                               Attest:/s/ Mark Karpe
                               Name:  Mark Karpe
                               Title: Vice President




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